EXHIBIT 99.1



                   Contact: Mimi Englander, Director of Marketing Communications
                            978-975-3700 / menglander@vialog.com



FOR IMMEDIATE RELEASE



                  VIALOG CORPORATION PLANS TO ACQUIRE BY MERGER
                        A BUSINESS CONFERENCE CALL, INC.



Andover, Mass., May 28, 1998 - VIALOG Corporation today announced that it entered into a definitive merger agreement to acquire all of the outstanding capital stock of A Business Conference Call, Inc. ("ABCC"), an independent provider of audioconferencing services, for approximately $14 million in cash. Based in Chaska, Minnesota, ABCC's 1997 revenues totaled approximately $5.7 million.

The closing of the merger transaction is contingent upon both parties satisfying the conditions specified in the definitive merger agreement.

VIALOG Corporation is an independent provider of group communications services, including audioconferencing, videoconferencing, dataconferencing, and teleservices such as Interactive Voice Response (IVR), broadcast fax and fax on-demand.

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